EXHIBIT 10.24

Florida documentary stamp tax in the maximum amount of $2,450 pursuant to Section 201.08(1)(a) F.S. was remitted to the Florida Department of Revenue in connection with the execution of the original note dated September 30, 2010 that is being renewed by this renewal note. There are no additional obligors being added to this renewal note, and this renewal note is not secured by a mortgage on real property in Florida. The original note that is being renewed by this renewal note is attached to this renewal note. Accordingly, there is no additional Florida documentary stamp tax due as a result of the execution of this renewal note pursuant to Section 201.09 F.S. See Technical Assistance Advisement No. 02B4-007 dated Aug 14, 2002.

AMENDED AND RESTATED

CONVERTIBLE SECURED PROMISSORY NOTE AND OPTION AGREEMENT

New Castle County, Delaware
U.S. $9,715,000.00	November 24, 2010

FOR VALUE RECEIVED, the undersigned, Digital Domain Holdings Corporation, a Florida corporation (formerly known as Wyndcrest DD Florida, Inc., a Florida corporation) (the “Borrower”), hereby promises to pay to the order of PBC Digital Holdings, LLC, a Delaware limited liability company (“PBC Digital Lender”), the aggregate principal amount of all PBC Digital Loans (as defined in the Loan Agreement) advanced by PBC Digital Lender to the Borrower from time to time in an amount of up to but not exceeding Nine Million Seven Hundred Fifteen Thousand and 00/100 Dollars ($9,715,000.00), together with interest accrued on the unpaid principal amount of this Convertible Secured Promissory Note and Option Agreement (the “Note”) plus all fees, expenses and other costs as provided for in that certain Second Amended and Restated Loan Agreement, of even date herewith, among the Borrower, PBC Digital Lender, PBC MGPEF DDH, LLC, a Delaware limited liability company and Lydian Private Bank, a federal savings bank (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meanings and definitions set forth in the Loan Agreement. This Note is the PBC Digitial Convertible Note referred to in, and is entitled to the benefits and conditions of, the Loan Agreement. This Note supersedes, replaces, amends and restates in its entirety that certain prior Convertible Secured Promissory Note and Option Agreement dated September 30, 2010 (the “Prior Note”) between the Borrower and PBC Digital Lender. To the extent there is any conflict between the terms and conditions of this Note and the Prior Note, the terms and conditions of this Note shall control and prevail. Upon execution of this Note by Borrower, PBC Digital Lender shall promptly deliver to Borrower the original signed Prior Note.

1.           Payment of Principal and Interest. The Borrower promises to pay principal and interest on all amounts due and owing hereunder and pursuant to the Loan Agreement from the date hereof until all such amounts due and owing are paid in full, payable at the interest rate and at the time(s) as set forth in the Loan Agreement. All payments of principal and interest made by the Borrower with respect to this Note shall be paid to PBC Digital Lender by wire transfer of immediately available funds to such account as PBC Digital Lender shall so direct, or by check. All payments made with respect to this Note shall be made in United Stales Dollars.

2.           Prepayment.   This Note is subject to the prepayment provisions set forth in Section 2.03 of the Loan Agreement.

3.           Conversion Right.

(a)           Conversion. PBC Digital Lender has the right to convert (the “Conversion Right”), at its option, subject to the terms and provisions hereof, all or a portion of the unpaid amount of this Note into shares of common slock (the “Common Stock”‘) of the Borrower (the “Shares”) as described in this Section 3, at any time prior to the Termination Date. The number of Shares into which this Note is convertible is equal to the product of an amount equal to the number of Shares of the Common Stock Deemed Outstanding (as defined below) on the date of conversion, multiplied by a fraction, the numerator of which is the aggregate unpaid amount of the Note being converted and the denominator of which is the sum of (y) One Hundred Million (100,000,000) plus (z) the aggregate unpaid amount of the Note being converted. For purposes of this Note, “Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of outstanding options, regardless of whether such options are actually exercisable at such time, plus (c) the number of shares of Common Stock issuable upon exercise of any other options (other than Options described in clause (b) above) or warrants actually outstanding at such time, plus (d) the number of shares of Common Stock issuable upon conversion or exchange of convertible securities actually outstanding at such time (treating as actually outstanding any convertible securities issuable upon exercise of options or warrants actually outstanding at such time), in each case, regardless of whether the options, warrants or convertible securities are actually exercisable at such time.

The Borrower represents that, for the avoidance of doubt, the calculation of Common Stock Deemed Outstanding and the number of Shares into which this Note is convertible shall be determined in accordance with the Capitalization Table attached as Exhibit A, which provides that, as of November 24, 2010, if PBC Digital Lender elected to convert this Note in full into Shares, upon such conversion PBC Digital Lender would be issued 2,471,491 Shares.

(b)           Method of Conversion. The Conversion Right shall be exercised by written notice from PBC Digital Lender to the Borrower (the “Conversion Notice”) stating PBC Digital Lender’s election to convert all or a portion of the amount due under this Note into Shares of Ihe Borrower and the amount so elected to convert The Borrower, as soon as practicable thereafter, shall amend its stock ledger and other corporate records to reflect the issuance of the Shares to PBC Digital Lender and shall deliver to PBC Digital Lender a certificate or certificates representing the number of Shares PBC Digital Lender is entitled following the conversion, together with a check payable to PBC Digital Lender for any fractional shares as required by Section 5(a) below. The Borrower represents that upon issuance, the converted Shares will be duly and validly issued, fully paid and non-assessable. This Note, or such portion thereof, as applicable, shall be deemed to have been converted as of the close of business on the date the Conversion Notice is sent to the Borrower as provided herein, and PBC Digital Lender shall be treated for all purposes as the holder of record of such converted Shares on the Borrower’s books and records as of the close of business on such dale (the “Conversion Date”)

4.           Purchase Option.

(a)           Option. If all or any portion of the PBC Digital Loans are prepaid (such prepaid amount shall be referred to herein as the “Prepaid Amount”) in accordance with the terms of the Loan Agreement and PBC Digital Lender has not exercised its Conversion Right as set forth in Section 3 hereof prior to the prepayment, PBC Digital Lender is hereby granted an option to purchase, exercisable on or before September 30, 2012 (the “Purchase Option”), such number of Shares equal to a percentage amount of the Common Stock Deemed Outstanding on the date of exercise of the Purchase Option, determined by dividing (i) the aggregate amount of the Prepaid Amount used to exercise the Purchase Option (the “Exercise Price”) by (ii) the sum of (y) One Hundred Million (100,000,000) plus (z) the aggregate amount of the Prepaid Amount used to exercise the Purchase Option, in consideration for the payment of the Exercise Price PBC Digital Lender shall have no obligation to exercise the Purchase Option.

(b)           Exercising the Purchase Option. The Purchase Option shall be exercised by written notice from PBC Digital Lender to the Borrower (the “Option Notice”) stating PBC Digital Lender’s election to purchase Shares, the Exercise Price and the number of Shares to be purchased.

(c)           Closing of the Purchase Option. The closing of the Purchase Option (the “Closing”) shall take place at a time selected by PBC Digital Lender, but no later than thirty (30) Business Days after receipt of the Option Notice by the Borrower. At the Closing, the Borrower and PBC Digital Lender shall execute a purchase agreement that shall contain substantially the same representations, warranties, covenants and indemnities as contained in that certain Convertible Note and Warrant Purchase Agreement dated the date hereof, by and between the Borrower and PBC Digital Lender. The Borrower shall amend its stock ledger and other corporate records to reflect the issuance of the Shares that are purchased pursuant to the Purchase Option (the “Purchased Shares”) to PBC Digital Lender and shall deliver to PBC Digital Lender a certificate or certificates representing the number of Purchased Shares PBC Digital Lender is entitled following the exercise of the Purchase Option, together with a check payable to PBC Digital Lender for any fractional shares as required by Section 5(a) below. The Borrower represents that upon issuance, the Purchased Shares will be duly and validly issued, fully paid and non-assessable.

5.           Certain Provisions Applicable to the Conversion Right and the Purchase Option.

(a)           No Fractional Shares. No fractional Shares will be issued upon conversion of this Note or the exercise of the Purchase Option. In lieu of any fractional share to which PBC Digital Lender would otherwise be entitled, the Borrower will pay to PBC Digital Lender in cash any amount that would otherwise be converted into such fractional share or purchased by PBC Digital Lender.

(b)           Reserved Shares. The Borrower shall at all times keep authorized and approved under its organizational documents the number of Shares issuable upon the conversion or the exercise of the Purchase Option and shall take all such action as may be required from time to time to validly and legally issue Shares upon such conversion or the exercise of the Purchase Option.

6.           Late Charge. If any amounts due and owing under the PBC Digital Loans are not paid within five (5) Business Days of the date when due, the Borrower shall pay PBC Digital Lender a “late charge” in the amount of five percent (5%) of the amount of the payment that is past due.

7            Event of Default. Upon the occurrence and during the continuance of an Event of Default as set forth in the Loan Agreement, PBC Digital Lender shall have the rights and remedies that are set forth in the Loan Agreement and the other Loan Documents, subject to the Borrower’s applicable cure rights and notice periods provided in the Loan Agreement

8.           Secured Note. This Note is secured by the Collateral as set forth in the Collateral Documents.

9.           Maximum Interest Rate. In no event shall the interest rate payable with respect to this Note exceed the maximum rate of interest permitted to be charged under applicable law (the “Maximum Interest Rate”). If the amount of interest payable for the account of PBC Digital Lender exceeds the Maximum Interest Rate, the amount of interest payable for PBC Digital Lender’s account on such interest payment date shall automatically be reduced to the Maximum Interest Rate.

10.         Amendments, Etc. No amendment or waiver of any provision of this Note, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by PBC Digital Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.         Expenses. The Borrower hereby agrees upon demand to pay to PBC Digital Lender the amount of any and all reasonable fees and expenses in accordance with the terms set forth in the Loan Agreement.

12.         Waivers; Remedies.

(a)           The Borrower hereby waives all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, as well as any presentment for payment, demand, notice of dishonor and protest of this Note.

(b)           No failure on the part of PBC Digital Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

13.         Assignment. This Note may be assigned in accordance with the assignment provisions set forth in the Loan Agreement; provided, however, that the right to principal of, and stated interest on this Note is not negotiable by endorsement of PBC Digital Lender or any assignee of PBC Digital Lender unless such endorsement is accompanied by the following actions of the Borrower:

(a)           The Borrower shall maintain a registry of the ownership of this Note (the “Registry”) at its principal office

(b)           The Registry shall reflect PBC Digital Holdings, LLC as the original holder of this Note, and shall reflect such subsequent transferee as the Borrower shall receive notice thereof, by deliver to it of a certified copy of the assignment of the Note duly executed by the then current holder thereof.

(c)           Notices of the assignment of this Note shall be furnished by PBC Digital Lender (as reflected in the Registry) to the Borrower by certified or registered mail

No transfer of this Note shall be valid unless reflected in the Registry in accordance with the provisions of the above paragraph.

14.         Severability. The provisions of this Note shall be severable and the invalidity or unenforceability of any one or more of the provisions of this Note shall not affect the validity and enforceability of the other provisions

15.         No Setoffs. No indebtedness evidenced by this Note shall be deemed to have been setoff or shall be setoff or compensated by all or part of any claim, cause of action, counterclaim or cross-claim, whether liquidated or unliquidated, which the Borrower may have or claim to have against PBC Digital Lender. Furthermore, in respect to the present indebtedness of, or any future indebtedness incurred by, the Borrower to PBC Digital Lender, the Borrower waives, to the fullest extent permitted by law, the benefits of any applicable law, regulation or procedure that substantially provides that, if (i) cross-demands for money have existed between persons at any point in time and (ii) neither demand was barred by the applicable statute of limitations and (iii) an action is thereafter commenced by one such person, then the other may assert in his answer the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the answer be barred by the applicable statute of limitations.

16.         Loss, Theft, Destruction or Mutilation of Note. In the event of the loss, theft or destruction of this Note, upon PBC Digital Lender’s written request, accompanied by an indemnification and/or security reasonably satisfactory to the Borrower, or in the event of the mutilation of this Note, upon PBC Digital Lender’s surrender to the Borrower of the mutilated Note, the Borrower shall execute and deliver to PBC Digital Lender (or any party that PBC Digital Lender designates), as the case may be, a new promissory note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

17.         Unconditional Payment. If any payment received by PBC Digital Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to the Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand. No release of any security for this Note or any party liable for payment of this Note shall release or affect the liability of the Borrower or any other party who may become liable for payment of all or any part of the indebtedness evidenced by this Note. PBC Digital Lender may release any guarantor, surety or indemnitor of this Note from liability, in every instance without the consent of the Borrower hereunder and without waiving any rights which PBC Digital Lender may have hereunder or under any of the other Loan Documents or under applicable law or in equity.

18.         Governing Law; Jurisdiction; Waiver of Jury Trial. Etc.

(a)           This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of law principles that may cause the laws of another jurisdiction to apply.

(b)           The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state courts located within the State of Delaware or the United States District Court for the District of Delaware, in connection with any action or proceeding arising out of or relating to this Note or any document or instrument delivered pursuant to this Note or otherwise. In any such litigation, the Borrower waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Borrower, at the Borrower’s address set forth on the signature page hereto. The Borrower hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(c)           The Borrower irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Note, or the actions of PBC Digital Lender in the negotiation, administration, performance or enforcement thereof.

[signature page attached]

IN WITNESS WHEREOF the Borrower has caused this note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written

BORROWER:

DIGITAL DOMAIN HOLDINGS
CORPORATION, a florida corporation

By:	/s/ John Textor
Name:	John Textor
Title:	CEO
Address:	153 Gomez Rd
Hobe sowd, FL 33455

Signature Page to Amended and Restated PBC Digital Note

Exhibit A

Capitalization Table

Digital Domain Holdings Capitalization Table
	Pre PBCC 1st Round		Post PBCC First Round		Post PBCC 2nd Round
Shareholder	Shares	%	Shares	%	Shares	%

Common Stockholders
John Textor Common	8,150,738	46.3%	8,150,738	39.3%	8,150,738	29.2%
Jonathan Teaford Common	2,716,913	15.4%	2,716,913	13.1%	2,716,913	9.7%
Don Marino Common	1,350,456	7.7%	1,358,456	6.5%	1,358,456	4.9%
Total Issued and Outstanding	12,226,107	69.4%	12,226,107	58.9%	12,226,107	43.8%

Warrants
Lydian Common - Assuming conversion of options & warrants (issued and committed)	2,157,549	17.2%	2,157,549	10.4%	2,157,549	7.7%
PBC Digital Holdings Warrants			1,762,992	8.5%	3,281,826	11.8%
PBC Macquarie Holdings Warrants					1,808,661	6.5%
PBC DDH Warrants					450,077	1. 7%
PBCC Debt Conversion Shares			1,356,893	6.5%	2,471,491	8.9%
Macquarie Debt Conversion Shares					1,579,892	5.7%
In-Three					423,287	1.5%
John Sculley - Board Member Option	150,000	0.9%	150,000	0.7%	200,000	0.7%
JeffArnold - Board Member Option	150,000	0.9%	150,000	0.7%	150,000	0.5%
Klugie Jr.					150,000	0.5%
John Textor: Gauranty PBC	639,105	4.8%	839,105	4.0%	839,105	3.0%
Sean Heyniger	488,799	2.8%	488,799	2.4%	488,799	1.8%
GVS Acquisition Co., LLC	254,711	1.4%	254,711	1.2%	254,711	0.9%
Arthur W. Hooper, Jr.	28,301	0.2%	28,301	0.1%	28,301	0.1%

Total Warrants:	4,068,465	23.1%	7,186,350	34.7%	14,313,699	51.3%

Stock Options (committed, but unissued - below)	977,858	5.5%	977,858	4.7%	977,858	3.5%
Private Placement (certificate issuance pending - below)	348,770	2.0%	348,770	1.7%	393,770	1.4%

Total Existing Shares Fully Diluted	17,621,200	100.0%	20,741,085	100.0%	27,911,434	100.0%

PrivatePlacement - Detail
Bridges, Larry & Faye	4,166	0.0%	4,166	0.0%	4,166	0.0%
Bridges, Larry & Faye	4,166	0.0%	4,166	0.0%	4,166	0.0%
Chekka Holdings, LLC.	10,000	0.1%	10,000	0.0%	10,000	0.0%
Chekka Holdings, LLC.	8,333	0.0%	8,333	0.0%	8,333	0.0%
Combs Thomas	4,000	0.0%	4,000	0.0%	4,000	0.0%
Combs Thomas	4,000	0.0%	4,000	0.0%	4,000	0.0%
Dollbaum, Norman & Marilyn	7,000	0.0%	7,000	0.0%	7,000	0.0%
Dollbaum, Norman & Marilyn	7,000	0.0%	7,000	0.0%	7,000	0.0%
DuBois, Ray and Helen	32,000	0.2%	32,000	0.2%	32,000	0.1%
Elsenberg, Phillip	2,000	0.0%	2,000	0.0%	2,000	0.0%
Elsenberg, Phillip	2,000	0.0%	2,000	0.0%	2,000	0.0%
Merold, Jim	5,000	0.0%	5,000	0.0%	5,000	0.0%
Merold, Jim	5,000	0.0%	5,000	0.0%	5,000	0.0%
Hove, John	8,333	0.0%	8,333	0.0%	8,333	0.0%
Hove, John	8,333	0.0%	8,333	0.0%	8,333	0.0%
Johnson, Roger W	6,000	0.0%	6,000	0.0%	6,000	0.0%
Johnson, Roger W	6,000	0.0%	6,000	0.0%	6,000	0.0%
Kavage, William	4,166	0.0%	4,166	0.0%	4,166	0.0%
Kavage, William	4,166	0.0%	4,166	0.0%	4,166	0.0%
McCracken, Peter	4,000	0.0%	4,000	0.0%	4,000	0.0%
McCracken, Peter	4,000	0.0%	4,000	0.0%	4,000	0.0%
Monroe, Marvin E	4,166	0.0%	4,166	0.0%	4,166	0.0%
Monroe, Marvin E	4,166	0.0%	4,166	0.0%	4,166	0.0%
Nicholson, Peter	16,666	0.1%	16,666	0.1%	16,666	0.1%
Nicholson, Peter	16,666	0.1%	16,666	0.1%	16,666	0.1%
Price, Elizabeth	15,000	0.1%	15,000	0.1%	15,000	0.1%
Price, Judithe	5,000	0.0%	5,000	0.0%	5,000	0.0%
Quinn, Robert & Jana	8,333	0.0%	8,333	0.0%	8,333	0.0%
Quinn, Robert & Jana	8,333	0.0%	8,333	0.0%	8,333	0.0%
Roberts, Camille	4,166	0.0%	4,166	0.0%	4,166	0.0%
Roberts, Camille	4,166	0.0%	4,166	0.0%	4,166	0.0%
Shapiro, Elliot	4,000	0.0%	4,000	0.0%	4,000	0.0%
Shapiro, Elliot	4,000	0.0%	4,000	0.0%	4,000	0.0%
Syktich, John & Terri	7,947	0.0%	7,947	0.0%	7,947	0.0%
Syktich, John & Terri	7,666	0.0%	7,666	0.0%	7,666	0.0%
Sculley, John	55,000	0.3%	55,000	0.3%	100,000	0.4%
Tapper, Scott	5,500	0.0%	5,500	0.0%	5,500	0.0%
Vale, Richard	8,333	0.0%	8,333	0.0%	8,333	0.0%
Vale, Richard	8,333	0.0%	8,333	0.0%	8,333	0.0%
Wallace,Timothy & Lisa	2,500	0.0%	2,500	0.0%	2,500	0.0%
Wallace,Timothy & Lisa	2,500	0.0%	2,500	0.0%	2,500	0.0%
Zelin, Robert	8,333	0.0%	8,333	0.0%	8,333	0.0%
Zelin, Robert	8,333	0.0%	8,333	0.0%	8,333	0.0%

Total	348,770	2.0%	348,770	1.7%	393,770	1.4%

Employee Options to Purchase Shares of Common Stock - Detail
Foltz	45,282	0.3%	45,282	0.2%	45,282	0.2%
Peppler	33,962	0.2%	33,962	0.2%	33,962	0.1%
Zeller	45,282	0.3%	45,282	0.2%	45,282	0.2%
Lunsford	280,000	1.6%	280,000	1.3%	280,000	1.0%
Keane	280,000	1.6%	280,000	1.3%	280,000	1.0%
Blaise	146,666	0.8%	146,666	0.7%	146,666	0.5%
Williams	146,666	0.8%	146,666	0.7%	146,666	0.5%

Total Options	977,858	5.5%	977,858	4.7%	977,858	3.5%

Total of All Non PBCC-Related Shares					18,289,487
Total of all PBCC-Related Percents						34.5%